UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2005

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Trotter Drive, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

Cybex International, Inc. (“Cybex”) on December 23, 2005 executed and delivered an Amendment to Manufacturing and Distribution License Agreement (the “License Agreement Amendment”), dated December 22, 2005, by and among Cybex, Impulse Technology Ltd. (“Impulse”) and Trazer Technologies, Inc. (“Trazer”), which amends the Manufacturing and Distribution License Agreement, dated May 30, 2005, by and among Cybex, Impulse and Trazer. The License Agreement Amendment eliminates the minimum percentage revenue share otherwise payable under the Manufacturing and Distribution License Agreement for 2005, provides for a prepayment of the 2006 revenue share subject to certain adjustments, and makes certain other modifications to the calculation and payment terms of the minimum percentage revenue share. All other terms of the original Manufacturing and Distribution License Agreement remain materially the same.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2005

CYBEX INTERNATIONAL, INC. (Registrant)

By:	/S/ JOHN AGLIALORO
Name: John Aglialoro Title: Chief Executive Officer